Exhibit 1.1
FIRST AMENDMENT
TO
AMENDED AND RESTATED
DEALER MANAGER AGREEMENT

    THIS FIRST AMENDMENT TO AMENDED AND RESTATED DEALER MANAGER AGREEMENT (this “First Amendment”), effective as of October 7, 2022 (the “Effective Date”), is entered into by and among Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), Prospect Administration LLC, a Delaware limited liability company (the “Administrator”), and InspereX LLC (the “Dealer Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Dealer Manager Agreement (defined below).

WHEREAS, the Company, the Adviser, the Administrator and the Dealer Manager are parties to that certain Amended and Restated Dealer Manager Agreement, dated February 18, 2022 (as may be amended from time to time, the “Dealer Manager Agreement”); and

WHEREAS, the Company, the Adviser, the Administrator and the Dealer Manager desire to amend the Dealer Manager Agreement to reflect the offering of two additional series of Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Article I.

The first paragraph of Article I of the Dealer Manager Agreement is hereby amended and superseded in its entirety with the following:

The Company has authorized and proposes to issue and sell, on the terms and subject to the conditions set forth herein, up to an aggregate of 10,000,000 shares (the “Authorized Amount”), par value $0.001 per share, any combination of its 5.50% Series AA1 Preferred Stock (the “AA1 Shares”) and its 6.50% Series AA2 Preferred Stock (the “AA2 Shares”, and together with the AA1 Shares, the “AA Shares”) and its 5.50% Series MM1 Preferred Stock (the “MM1 Shares”) and its 6.50% MM2 Preferred Stock (the “MM2 Shares”, and together with the MM1 Shares, the “MM Shares”), each with a liquidation preference of $25 per share (the “Liquidation Preference”) (such Authorized Amount of 10,000,000 AA Shares and MM Shares being referred to herein collectively as the “Preferred Stock”). The Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock offered pursuant to this Agreement shall not exceed 10,000,000 shares. For the avoidance of doubt, the defined term “Preferred Stock” in this Agreement shall refer only to the Authorized Amount of 10,000,000 shares of Preferred Stock authorized for sale hereunder and shall not refer to any other class or series of preferred stock that the Company may offer, sell or have outstanding. The terms of the Preferred Stock are described in the prospectus referred to below. The Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Underlying Securities”).

2. Amendment to Article II(b)(2).

Article II(b)(2) of the Dealer Manager Agreement is hereby amended and superseded in its entirety with the following:

1

“Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company that is included in the Registration Statement and (ii) the prospectus supplement relating to the Preferred Stock, filed by the Company with the Commission pursuant to Rule 424 prior to the offer and acceptance of the Preferred Stock, including, in each case, any supplement or amendment thereto and any document incorporated or deemed to be incorporated therein by reference, and which otherwise satisfies Section 10(a) of the 1933 Act.

3. Amendment to Exhibit D.

Exhibit D to the Dealer Manager Agreement is hereby superseded and replaced with Exhibit D attached hereto.

4. Amendment to Exhibit E.

Exhibit E to the Dealer Manager Agreement is hereby superseded and replaced with Exhibit E attached hereto.

5. Governing Law.

This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this First Amendment irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this First Amendment or for recognition or enforcement of any judgment rendered against it in connection with this First Amendment may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this First Amendment, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Each party hereto also irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this First Amendment or the transactions contemplated hereby.

6. Counterparts.

This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Dealer Manager Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Dealer Manager Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the Effective Date.

PROSPECT CAPITAL CORPORATION

By:    /s/ Kristin Van Desk__________
Name:    Kristin Van Dask
Title:    Chief Financial Officer, Chief
    Compliance Officer, and Secretary

PROSPECT CAPITAL MANAGEMENT, L.P.

By:    Prospect Management Group GP LLC,
    its General Partner

By:     /s/ John Francis Barry III_____
Name: John Francis Barry III
Title: Authorized Signatory

PROSPECT ADMINISTRATION LLC

By:     /s/ John Francis Barry III____
Name:     John Francis Barry III
Title:     Authorized Signatory

INSPEREX LLC

By:      /s/Stephen Giles_____________
Name:     Stephen Giles
Title:     Head of Strategic Initiatives

[Signature Page to First Amendment to the Dealer Manager Agreement]

EXHIBIT D

Form of Final Term Sheet

PROSPECT CAPITAL CORPORATION (the “Issuer”)
5.50% Series AA1 Preferred Stock and 6.50% Series AA2 Preferred Stock (the “AA Shares”)
5.50% Series MM1 Preferred Stock and 6.50% Series MM2 Preferred Stock (the “MM Shares” and, together with the AA Shares, the “Preferred Stock”)
Prospectus Supplement dated February 18, 2022, and Supplement to Prospectus Supplement dated October 7, 2022

Offering Period:
Trade Date:
Settlement Date (T+3):
Dealer Manager: InspereX LLC

CUSIP NUMBER	DIVIDEND RATE	DIVIDEND FREQUENCY	MATURITY	FIRST DIVIDEND PAYMENT DATE	FIRST DIVIDEND PAYMENT AMOUNT	PUBLIC OFFERING PRICE	SELLING COMMISSION	DEALER MANAGER FEE	LISTING
[●]	[●]%	Monthly	Perpetual	[●]	[●]	Multiple Fixed ($23.75-$25.00)[1]	Up to 4.875% of the Stated Value[2]	0.125% of the Stated Value	Subject to Issuer discretion[3]

Prospectus Supplement: Please review the prospectus supplement, which is available at [link to the prospectus supplement], and the supplement to the prospectus supplement, which is available at [link to the supplement to the prospectus supplement].
1The Preferred Stock will be sold to investors at multiple fixed price public offering prices ranging from $23.75 to $25 per share (the “Price Range”), which prices, if less than $25 per share, will be determined from time to time by the Dealer Manager, Agents and Selected Dealers, subject to the Issuer’s prior consent, prior disclosure in the Prospectus and be consistently applied to all sales to eligible customer accounts of the Dealer Manager, an Agent or a Selected Dealer, as applicable.

2 The Issuer will pay to the Dealer Manager a dealer manager fee equal to 0.125% of the Stated Value and a selling commission of up to 4.875% of the Stated Value which selling commission will be determined from time to time by the Issuer and the Dealer Manager.

3 The Issuer may elect to list the Preferred Stock on a national securities exchange at any time after issuance of the Preferred Stock but is not required to do so.

D-1

EXHIBIT E

Terms Agreement
5.50% Series AA1 Preferred Stock and 6.50% Series AA2 Preferred Stock (the “AA Shares”)
5.50% Series MM1 Preferred Stock and 6.50% Series MM2 Preferred Stock (the “MM Shares” and, together with the AA Shares, the “Preferred Stock”)

Prospect Capital Corporation
10 East 40th Street
New York, New York 10016

Attention: Treasurer

The undersigned agrees to purchase the following aggregate principal amount of Preferred Stock:

$__________
Total Number of Shares:
Stated Value: $25.00 per share
Dealer Manager Fee: 0.125% of Stated Value; as set forth in the pricing table attached hereto as Annex A (the “Pricing Table”)
Selling Commission: up to 4.875% of Stated Value; as set forth in the Pricing Table
Price to Dealer Manager: as set forth in the Pricing Table
Net Proceeds to Issuer: as set forth in the Pricing Table

The terms of such Preferred Stock shall be as follows:

CUSIP Number: [●]
Public Offering Price: $25.00 per share, except as otherwise set forth in the Pricing Table
Dividend Rate: [●]%
Dividend Frequency: Monthly
Maturity: Perpetual
Conversion Rights: As described in Prospectus Supplement dated February 18, 2022, and Supplement to Prospectus Supplement dated October [•], 2022
Redemption Rights: As described Prospectus Supplement in dated February 18, 2022, and Supplement to Prospectus Supplement dated October [•], 2022
Settlement Date: [●]

[Any other terms and conditions agreed to by the Dealer Manager and the Company]

E-1

INSPEREX LLC

By:
Title:

ACCEPTED

PROSPECT CAPITAL CORPORATION

By:
Title:

E-2